UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2017

Protect Pharmaceuticals Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54001	27-1877179
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
95 Merrick Way, Third Floor Coral Gables, Florida		33143
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 866-3726

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, “Company,” “our company,” “us,” “Protect Pharmaceuticals,” and “our” refer to Protect Pharmaceuticals Corporation, unless the context requires otherwise.

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2017, Ms. Una Taylor, Chairman and Chief Executive Officer announced her resignation as Chairman, member of the Board of Directors and Chief Executive Officer of the Company effective June 30, 2017.

On June 30, 2017, the Board of Directors appointed Jordan Fishman as the Corporation’s new Chief Executive Officer effective June 30, 2017.

Mr. Jordan Fishman is an IT executive, entrepreneur, company builder, Angel Investor, technologist, and mentor. Mr. Fishman’s career spans twenty years of technical leadership spanning finance, healthcare, compliance, product development, and startups. Mr. Fishman is known for his pragmatic and solution oriented approach to problem solving. His early career began as a network analyst and desktop support engineer and has culminated to a variety of senior level and Officer positions. As the Chief Technology Officer (from 2007 to 2014) at Kawa Capital Management, he oversaw development of an asset management suite used to manage $900M in investments and was responsible for all SEC IT compliance and audits.

Mr. Fishman founded Park Road Solutions in 2015 as a boutique Managed Service provider of SmartSourced remote CIO/CTO offerings servicing the financial industry. He successfully negotiated a Park Road Solutions acquisition by Eight Dragons Co in 2017.

Since 2015, Mr. Fishman has served as Chief Data Officer for World Cup of Sales, Corp. Chief Technology Officer for DreamFu Ventures, LLC. Technical Advisory consultant for Eight Dragons Co. and advised on technical due diligence teams for several mergers and acquisitions.

Mr. Fishman holds a BS from FIU in Computer Science, and an MS in Computer Science from Nova Southeastern University.

On June 30, 2017, the Board of Directors appointed three new members to the Corporation’s Board of Directors including:

Stuart Sandweiss, C.P.A., Esq., 53, who received his Juris Doctor in December, 1999, graduating Magna Cum Laude from the University of Detroit Mercy Law School (“UDMLS”). While at UDMLS, Mr. Sandweiss received several book awards and was inducted into the Frank Murphy Honor Society.  He also participated in Moot Court Competitions, was on the editorial staff of the Michigan Business Law Journal, published tri-annually by the Business Law Section of the State Bar of Michigan.  Mr. Sandweiss was also an associate editor of UDMLS Law Review.

In 1998 Mr. Sandweiss received a Certificate in International Studies for his summer studies abroad in Jerusalem, Israel and, during the summer of 1999, Mr. Sandweiss had the opportunity to study Constitutional Law with then Chief Justice of the United States, Hon. William H. Rehnquist.  Prior to law school Mr. Sandweiss graduated from the University of Michigan with a Bachelors of General Studies in 1985 and became a Certified Public Accountant in 1990.

Since 2000, Mr. Sandweiss has operated Sandweiss Law Center, P.C., representing clients in a wide variety of civil and criminal cases, including Business, Mortgage, Bankruptcy and Contract Disputes, Landlord-Tenant Actions, Personal Injury cases (for both plaintiff and defendant), Consumer Protection Claims, Collections, Tax Matters and Insurance Recovery.  He also served as a court-appointed receiver to protect property that is subject to a dispute.  Mr. Sandweiss is licensed to practice by the Supreme Court of Michigan and is admitted to the federal courts in both the Eastern and Western Districts of Michigan, the U.S. Court of Appeals for the 6th Circuit and the U.S. Tax Court.  Additionally Mr. Sandweiss teaches American Government and American History at a local parochial school.  His personal interests include boating and photography.

In addition to his law center, since 1990 Mr. Sandweiss has operated Sandweiss & Sandweiss, P.C., Certified Public Accountants, performing compilations, general accounting functions and income tax preparation for his clientele.  He oversaw implementation of computerized systems in both organizations. From 1990 – 2008 Mr. Sandweiss was the President and CEO of “Your Maintenance Company, Inc.” - a commercial outdoor maintenance company (e.g., lawn cutting, snow removal, holiday decorating, etc.) and he was responsible for overseeing a staff of 3 – 10 seasonal employees in addition to performing management services for several apartment buildings.  He also participated as a board member and officer in several non-profit organizations.

Shimshon Bandman, 45, is a graduate of the Talmudical Seminary of Denver.  Mr. Bandman brings many years of professional experience and expertise as a board member on a variety of New Jersey based nonprofit organizations and as the owner/operator of a national for profit private money financing, consulting and property management Services Company, C and S Property Management, LLC, where he has worked in this field of expertise since 1996. He also volunteers his business skills in fundraising for his alma mater and his varied life experiences even include several years in the classroom as a teacher of Math and English.

Dr. Shedrick W. Daniels, 58, serves as Senior Apostolic Leader of Kingdom International Assemblies of Churches, Ministries, and Businesses Network (KIA), which is a global network of kingdom organizations, initiatives, and individuals.  KIA is represented throughout the United States and in seven nations abroad. Following nearly two decades serving as founder and senior apostolic leader of Covenant Community Church located in Milwaukee, Wisconsin and its affiliates, Dr. Daniels relocated to the South Florida area where he is presently establishing a KIA Network Nexus and Headquarters.

Dr. Daniels is recognized internationally as a power teacher emphasizing subjects related to Christian based monotheism. Dr. Daniels has emerged as a marketplace ministry leader, presenting kingdom economic concepts in seminars, workshops and power networking venues around the world. Dr. Daniels has taken ministry development teams to South Africa, Nigeria, Tokyo, Singapore, Malaysia, Puerto Rico and the West Indies.  Dr. Daniels has participated in a University dedication and Government Consultation in the Democratic Republic of Congo and supports the Congo Initiative in the U.S.A.  More recently Dr. Daniels has established KIA affiliate relationships in London and France.

Providing leadership and consultation to diverse entrepreneurial initiatives is Dr. Daniels’ passion.  To this end, Dr. Daniels serves as Chief Community Officer for DreamFu Ventures Inc., a technology start up in Miami, Florida. Dr. Daniels seeks to create exciting new ways for ministry and business to be demonstrated across the globe. Dr. Daniels is acknowledged in the National Register’s Who’s Who in Executives and Professionals, recorded with the Library of Congress in Washington, D.C., U.S.  Presently, Dr. Daniels serves as a Financial Stability board member of United Way Miami-Dade. Dr. Daniels has obtained numerous degrees and certifications, earned and honorary, ecclesiastical and academic.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 6, 2017

Protect Pharmaceuticals Corporation

By:/s/ Jordan Fishman
Jordan Fishman, Chief Executive Officer

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